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                                                                    EXHIBIT 99.6


                               POPE & TALBOT, INC.
                         NOTICE OF GRANT OF STOCK OPTION
                                      UNDER
            SPECIAL NON-EMPLOYEE DIRECTOR STOCK RETAINER FEE PROGRAM



     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Pope & Talbot, Inc. (the "Corporation"):

     Optionee:__________________________________________________________________

     Grant Date: _________________________________________________________, 1999

     Exercise Price: $________________________________________________ per share

     Number of Option Shares: ___________________________ shares of Common Stock

     Expiration Date: ____________________________________________________, 2009

     Type of Option: Non-Statutory Stock Option

     Exercise Date: Immediately Exercisable

     Vesting Schedule: The Option Shares shall be fully vested upon issuance.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Special Non-Employee Director Stock Retainer Fee Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

     No Impairment of Rights. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall adversely affect or otherwise impair the right of the Corporation or the stockholders to remove the Optionee from the Board at any time in accordance with the provisions of applicable law.



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     Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.


DATED: ________________________, 1999


                                        POPE & TALBOT, INC.

                                        By:_____________________________________

                                        Title:__________________________________




                                        ________________________________________
                                        OPTIONEE

                                        Address: _______________________________

                                        ________________________________________







ATTACHMENT
EXHIBIT A -- STOCK OPTION AGREEMENT





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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT